EXHIBIT 10.1

THIRD EXTENSION AGREEMENT
This Third Extension Agreement is entered into on August 20, 2014 by and between Diamond Resorts Centralized Services Company (the "Company") and Praesumo Partners, LLC ("Independent Contractor").
The parties had executed and delivered a Terms of Engagement Agreement for Individual Independent Contractor dated as of June 1, 2009, an Extension Agreement thereto, effective as of June 1, 2010, an Amendment to Extension Agreement dated January 1, 2011, and a Second Extension Agreement dated September 12, 2012, which was automatically renewed for a term through August 31, 2014 (collectively, the “Prior Agreement”). The parties now wish to formalize their agreement that the Prior Agreement be extended for an additional one-year period (the “Term”). Any additional extensions of the Term shall require agreement of the parties. Capitalized terms not defined in this Third Extension Agreement shall have the meanings ascribed to them in the Prior Agreement.
Therefore, the undersigned hereby agree that:

a)	The Prior Agreement is hereby extended for an additional one-year term, which shall commence as of September 1, 2014, and shall expire on August 31, 2015.

b)
Independent Contractor shall be reimbursed per diem for expenses incurred in connection with providing services within this Agreement but not to exceed a maximum daily reimbursement of $2,000 for all expenses, excluding airfare, provided that the maximum daily limit for hotel/lodging expenses shall not exceed $1,000 per day, and the maximum daily limit for car service/ground transportation shall not exceed $500 per day.

c)	The parties hereby agree that, except as expressly modified pursuant to this Extension Agreement, Prior Agreement remains in full force and effect.

IN WITNESS WHEREOF, this Extension Agreement has been executed as of the date first written above.

Praesumo Partners, LLC

By: /s/ Lowell D. Kraff___________
Name: Lowell D. Kraff
Title: Managing Member

Diamond Resorts Centralized Services Company

By: /s/ Jared T. Finkelstein_________
Name: Jared T. Finkelstein
Title: SVP, General Counsel & Secretary